Exhibit 10.6(a)


THE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATED TO OBLIGATIONS TO FIRSTAR BANK, NATIONAL ASSOCIATION, IN ACCORDANCE WITH THE TERMS OF A SUBORDINATION AGREEMENT HELD BY SAID BANK.


                          SUBORDINATED PROMISSORY NOTE

                                                                   June 30, 2001


                  FOR VALUE RECEIVED, EDWARD J. HENNESSY INCORPORATED, a corporation organized under the laws of the State of California ("Maker"), promises to pay to the order of NETFOLIO, INC., a corporation organized under the laws of the State of Minnesota ("Payee") the principal sum of:

         (i) Two Million Four Hundred and Fifty-Six Thousand Five Hundred and Fifty-Two Dollars ($2,456,552)

         (ii) MINUS an amount equal to 2.25% of (A) the excess of the aggregate redemption price of all Segregated Shares redeemed subsequent to June 30, 2000, and before June 30, 2001 over (B) the aggregate purchase price of all shares of the Hennessy Cornerstone Growth Fund and the Hennessy Cornerstone Value Fund purchased for the Segregated Accounts subsequent to June 30, 2000 and before June 30, 2001, provided, however, in no event shall the amount subtracted exceed Two Million Four Hundred and Fifty-Six Thousand Five Hundred and Fifty-Two Dollars ($2,456,552)

         (iii)    PLUS 10% of the amount determined under clause (c) of Section
                  2.4 of the License Agreement between Maker and Payee dated April 10, 2000 (the "License Agreement).

at the principal office of the Payee in Greenwich, Connecticut, or such other place within the United States as the holder hereof may from time to time designate, payable in sixty (60) equal monthly installments on the 15th day of each month commencing July 15, 2001.

                  The unpaid principal balance hereof shall bear interest from June 30, 2001, payable with each installment of principal computed at a per annum rate equivalent to the rate announced by Firstar Bank, National Association, Cincinnati, Ohio ("Firstar") as its prime rate (the "Prime Rate") with the interest rate hereon changing quarterly effective on the 15th day of each third calendar month, beginning on the 15th day of September 2001, to reflect the Prime Rate as last previously announced by Firstar.

                  In the event any payment of interest or principal due hereunder shall not be paid on the date when due (including any such non-payment which arises as a result of the subordination in right of payment of the obligations evidenced hereby to certain indebtedness of


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Maker to Firstar Bank, N.A.), such past-due payment shall bear interest at the rate of eighteen (18%) percent per annum, compounded monthly, from the date when such payment first became due until receipt of payment thereof by Payee. In addition, Maker shall pay a late payment premium of two (2%) percent of any principal or interest payment made more than five (5) business days after the due date thereof, which premium shall be paid with such late payment and shall be deemed part of such payment for the purpose of computing interest under the preceding sentence. This paragraph shall not be deemed to extend or otherwise modify or amend the date when such payments are due hereunder.

                  This note may be prepaid in full or in part at any time without premium or penalty. All prepayments shall be applied against installments of principal due hereunder in the inverse order of their maturity.

                  This note is issued pursuant to the provisions of the License Agreement. All capitalized terms in this note not otherwise defined shall have the respective meanings ascribed to them in the License Agreement. In the event of any inconsistency between the terms of this note and the License Agreement, the terms of the License Agreement shall control.

                  If any payment is not made when due, the unpaid balance of this note shall, at the option of the holder and without notice or demand, mature and become immediately payable. The unpaid balance shall automatically mature and become immediately payable in the event Maker becomes the subject of bankruptcy or other insolvency proceedings.

                  Maker waives presentment, demand, notice of dishonor and protest. Maker agrees to pay all costs of collection, including reasonable attorney's fees and legal expenses.

                  This note is governed by the internal laws of the State of New York, except to the extent superseded by federal law.

                                       EDWARD J. HENNESSY INCORPORATED



                                       By:  /s/ Neil J. Hennessy    President
                                          --------------------------------------
                                      Name:  Neil J. Hennessy
                                     Title:  President



                                       Attest:  /s/ Daniel B. Steadman   EVP
                                              ----------------------------------
                                      Name:  Daniel B. Steadman
                                      Title  Executive Vice President